Exhibit 99.1

China HGS Reports Full Year Financial Results for the Fiscal Year 2013 -

Revenue and Net Profit Up by Approximately 260% and 300%, Respectively

HANZHONG, CHINA – December 13, 2013 – China HGS Real Estate Inc. (NASDAQ: HGSH) (“China HGS” or the “Company”), a leading regional real estate developer headquartered in Hanzhong City, Shaanxi Province, China, today filed its Annual Report on Form 10-K for the fiscal year 2013 ended September 30, 2013 with the U.S. Securities and Exchange Commission. An electronic copy of the Annual Report on Form 10-K can be accessed on the SEC's website at www.sec.gov.

Highlights for the Fiscal 2013

●	Total revenues for the fiscal 2013 were approximately $67.8 million, an increase of approximately 260% from approximately $18.9 million in fiscal 2012.

●	The Company adopted Percentage of Completion method to recognize real estate sales from long term real estate development projects, total revenue recognized from percentage of completion method was approximately $27.5 million, which accounted for 40.6% of total revenue in fiscal 2013.

●	Net income for the fiscal 2013 totaled approximately $20.8 million, an increase of approximately 300% from the net income of approximately $5.2 million in fiscal 2012.

●	Basic and diluted net earnings per share (“EPS”) attributable to shareholders for the fiscal 2013 were $0.46, compared to $0.11 for the fiscal 2012.

“I am very pleased that the Company delivered an outstanding performance driven by solid market demands despite restrictive measurements imposed by the central government on the real estate market in China,” said Mr. Xiaojun Zhu, Chairman and Chief Executive Officer of China HGS.

“Looking ahead in fiscal 2014, we remain focused on completing the construction of our on-going apartment complex projects. As the construction of some of our large scale high rise apartment buildings are moving closer to the completion stage, we plan to step up our sales efforts and expect our sales revenue to steadily increase. Longer term, the Company will continue to focus on building large-scale and high quality communities in Tier 3 and Tier 4 cities and expand development models into new markets,” concluded Mr. Xiaojun Zhu.

Safe Harbor Statement

This press release contains forward-looking statements, which are subject to change. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All "forward-looking statements" relating to the business of China HGS Real Estate Inc., which can be identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties which could cause actual results to differ. These factors include but are not limited to: the uncertain market for the Company's business, macroeconomic, technological, regulatory, or other factors affecting the profitability of real estate business; and other risks related to the Company's business and risks related to operating in China. Please refer to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2013, for specific details on risk factors. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. The Company's actual results could differ materially from those contained in the forward-looking statements. The Company undertakes no obligation to revise or update its forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

About China HGS Real Estate, Inc.

China HGS Real Estate, Inc. (NASDAQ: HGSH), founded in 1995 and headquartered in Hanzhong City, Shaanxi Province, is a leading real estate developer in the region and holds the national grade I real estate qualification. The Company focuses on the development of high-rise, sub-high-rise residential buildings and multi-building apartment complexes in China's Tier 3 and Tier 4 cities and counties with rapidly growing populations driven by increased urbanization. The Company provides affordable housing with popular and modern designs to meet the needs of multiple buyer groups. The Company’s development activity spans a range of services, including land acquisition, project planning, design management, construction management, sales and marketing, and property management. For further information about China HGS, please go to www.chinahgs.com.

Company contact:

Randy Xiong, President of Capital Market
China Phone: (86) 091-62622612

Email: randy.xiong@chinahgs.com

CHINA HGS REAL ESTATE INC.
CONSOLIDATED BALANCE SHEETS
	September 30,
	2013	2012
ASSETS
Current assets:
Cash	$5,878,101	$1,104,686
Restricted cash	1,332,807	1,080,985
Advances to vendors	109,134	2,566,422
Loans to outside parties, net	-	20,957
Cost and earnings in excess of billings	2,178,270	-
Real estate property development completed	11,607,164	19,534,088
Real estate property under development	1,580,670	8,590,275
Other current assets	368,377	171,863
Total current assets	23,054,523	33,069,276
Property, plant and equipment, net	977,739	1,037,080
Real estate property development completed, net of current portion	7,619,811	6,691,813
Security deposits for land use right	3,259,240	22,894,698
Real estate property under development, net of current portion	142,916,601	56,021,787
Total Assets	$177,827,914	$119,714,654
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Bank loan – current portion	$4,888,860	$-
Accounts payable	22,527,686	3,828,880
Other payables	1,863,922	1,213,394
Construction deposits	357,447	301,318
Billings in excess of cost and earnings	5,109,758	-
Customer deposits	6,130,466	11,597,422
Shareholder loan	1,810,000	1,810,000
Accrued expenses	2,896,539	2,305,086
Taxes payable	6,612,707	4,336,458
Total current liabilities	52,197,385	25,392,558
Deferred tax liabilities	650,067	-
Customer deposits, net of current portion	13,410,081	17,743,993
Long-term bank loan, less current portion	11,407,340	-
Construction deposits, net of current portion	1,013,877	864,259
Total liabilities	78,678,750	44,000,810
Commitments and Contingencies
Stockholders' equity
Common stock, $0.001 par value, 100,000,000 shares
authorized, 45,050,000 shares issued and outstanding as of
September 30, 2013 and 2012	$45,050	$45,050
Additional paid-in capital	17,759,349	17,750,337
Statutory surplus	8,977,230	6,549,354
Retained earnings	63,257,918	44,894,229
Accumulated other comprehensive income	9,109,617	6,474,874
Total stockholders' equity	99,149,164	75,713,844
Total Liabilities and Stockholders' Equity	$177,827,914	$119,714,654

CHINA HGS REAL ESTATE INC.
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED SEPTEMBER 30,

	2013	2012
Real estate sales	$67,809,073	$18,856,978
Less: Sales tax	4,244,644	1,180,437
Cost of real estate sales	37,284,088	9,590,009
Gross profit	26,280,341	8,086,532
Operating expenses
Selling and distribution expenses	915,217	517,025
General and administrative expenses	3,087,434	2,049,388
Total operating expenses	4,002,651	2,566,413
Operating income	22,277,690	5,520,119
Interest income (expense) - net	(98,305)	(73,608)
Other income - net	10,398	12,659
Income before income taxes	22,189,783	5,459,170
Provision for income taxes	1,398,218	283,077
Net income	20,791,565	5, 176,093
Other comprehensive income
Foreign currency translation adjustment	2,634,743	862,601
Comprehensive income	$23,426,308	$6,038,694
Basic and diluted income per common share
Basic	$0.46	$0.11
Diluted	$0.46	$0.11
Weighted average common shares outstanding
Basic	45,050,000	45,050,000
Diluted	45,124,474	45,050,000

CHINA HGS REAL ESTATE INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED SEPTEMBER 30, 2013 AND 2012

	Common Stock Shares	Par value $0.001 Amount	Additional Paid-in Capital	Statutory Surplus	Retained Earnings	Accumulated Other Comprehensive Income	Total

Balance at September 30, 2011	45,050,000	$45,050	$17,724,085	$5,945,384	$40,322,106	$5,612,273	$69,648,898
Stock-based Compensation			26,252				26,252
Appropriation of statutory reserve				603,970	(603,970)		-
Net income for the year	-				5,176,093		5,176,093
Foreign currency translation adjustments						862,601	862,601
Balance at September 30, 2012	45,050,000	$45,050	$17,750,337	$6,549,354	$44,894,229	$6,474,874	$75,713,844
Stock-based Compensation			9,012				9,012
Appropriation of statutory reserve				2,427,876	(2,427,876)		-
Net income for the year	-				20,791,565		20,791,565
Foreign currency translation adjustments						2,634,743	2,634,743
Balance at September 30, 2013	45,050,000	$45,050	$17,759,349	$8,977,230	$63,257,918	$9,109,617	$99,149,164

CHINA HGS REAL ESTATE INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED SEPTEMBER 30,

	2013	2012
Cash flows from operating activities
Net income	$20,791,565	$5,176,093
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	88,818	89,363
Stock based compensation	9,012	26,252

Changes in assets and liabilities:
Restricted cash	(216,286)	(184,604)
Advances to vendors	2,494,790	3,435,815
Loans to outside parties	21,249	2,581,379
Security deposits for land use rights	20,005,071	(16,562,486)
Cost and earnings in excess of billings	(2,144,855)	-
Real estate property development completed	7,659,989	(7,110, 766)
Real estate property under development	(76,766,598)	(126,162)
Other current assets	(188,464)	(85,398)
Accounts payables	18,299,774	(3,700,969)
Other payables	604,996	885,072
Customer deposits	(10,510,235)	7,089,879
Construction deposits	168,439	106,436
Billings in excess of cost and earnings	5,031,374	-
Accrued expenses	518,602	277,201
Taxes payable	2,114,271	264,205
Net cash used in operating activities	$(12,018,488)	$(7,838,690)

Cash flow from financing activities
Proceeds from bank loan	16,046,213	-
Proceeds from shareholder loan	-	3,142,332
Repayment of shareholder loan	-	(3,142,332)
Net cash provided by financing activities	$16,046,213	$-

Effect of changes of foreign exchange rate on cash	745,690	105,581
Net increase (decrease) in cash	4,773,415	(7,733,109)
Cash, beginning of year	1,104,686	8,837,795
Cash, end of year	$5,878,101	$1,104,686

Supplemental disclosures of cash flow information:
Interest paid	$55,839	$-
Income taxes paid	$780,908	$129,863